Exhibit 99.1

NEWS MEDIA CONTACT:
Sears Holdings Public Relations
(847) 286-8371

                         FOR IMMEDIATE RELEASE:
November 30, 2017

SEARS HOLDINGS REPORTS THIRD QUARTER 2017 RESULTS

HOFFMAN ESTATES, Ill. - Sears Holdings Corporation ("Holdings," "we," "us," "our," or the "Company") (NASDAQ: SHLD) today announced financial results for its third quarter ended October 28, 2017. As a supplement to this announcement, a presentation, pre-recorded conference and audio webcast are available at our website http://searsholdings.com/invest.
In summary, we reported a net loss attributable to Holdings' shareholders of $558 million ($5.19 loss per diluted share) for the third quarter of 2017 compared to a net loss of $748 million ($6.99 loss per diluted share) for the third quarter of 2016, an improvement of $190 million. Adjusted EBITDA improved $100 million to $(275) million in the third quarter of 2017, from $(375) million in the prior year third quarter. This marks the second consecutive quarter of at least $100 million improvement in Adjusted EBITDA as the restructuring actions taken in the first three quarters of 2017 have resulted in meaningful year-over-year improvement in the Company's performance.
We generated total revenues of approximately $3.7 billion during the third quarter of 2017, compared with revenues of $5.0 billion in the prior year quarter, with store closures contributing to over half of the decline. Revenues were also negatively impacted by reductions in the number of pharmacies in open Kmart stores, as well as the reduction in consumer electronics assortments in both our Kmart and Sears stores. Total comparable store sales declined 15.3% during the quarter. Kmart comparable store sales decreased 13.0%, while Sears comparable store sales declined 17.0%.
Edward S. Lampert, Chairman and Chief Executive Officer of Holdings, said, "In the third quarter, we continued to narrow our losses and delivered another quarter of Adjusted EBITDA improvement of at least $100 million. With the challenging retail landscape continuing to pressure sales, the improvement in Adjusted EBITDA is reflective of the success of the strategic priorities we outlined earlier this year to streamline our operations, reduce inventory and minimize operating expenses, as well as our commitment to our goal of restoring positive Adjusted EBITDA in 2018. Our Shop Your Way membership program and Integrated Retail Strategy remain a key focus for us in order to meet the needs of our members and provide our members with the best experience possible throughout the holiday shopping season."
As we look ahead to the fourth quarter and beyond with a focus on continued improved performance, we intend to:

•
Continue to develop new ways to leverage the Shop Your Way platform in order to invest marketing dollars at the member level to optimize returns and improve comparable store sales trends and associated profitability;

•	Diversify revenue streams through third party partnerships in several of our businesses including Sears Home Services, Innovel, Kenmore and DieHard;

•	Further build on the momentum around our dedicated concept stores similar to the recently opened Sears Appliances and Mattress stores in Camp Hill, Pennsylvania and Honolulu, Hawaii; and

•	Maintain extreme cost discipline focus in light of continued headwinds across the retail sector.
Rob Riecker, Chief Financial Officer of Holdings, said, "The recently announced agreement with the Pension Benefit Guaranty Corporation requires an initial upfront payment to the pension plans which will be secured by 138 properties released to the Company. Once complete, the estimated contributions of $550 million to the pension plans in 2018 and 2019 is eliminated (with the exception of a $20 million payment in July of 2018). Additionally we will be taking action in the near term with respect to certain upcoming debt maturities to provide the Company with further financial flexibility and enhanced liquidity."
Adjusted EBITDA
In addition to our net loss attributable to Holdings' shareholders determined in accordance with Generally Accepted Accounting Principles ("GAAP"), for purposes of evaluating operating performance, we use Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") and Adjusted Loss Per Share ("Adjusted EPS"), which are non-GAAP measures. The tables attached to this press release provide a reconciliation of GAAP to as adjusted amounts. We believe that our use of Adjusted EBITDA and Adjusted EPS provides an appropriate measure for investors to use in assessing our performance across periods, given that these measures provide adjustments for certain significant items which may vary significantly from period to period, thereby improving the comparability of year-to-year results and being more representative of our ongoing performance. Therefore, we have adjusted our results for significant items to make our statements more useful and comparable. However, we do not, and do not recommend that you, solely use Adjusted EBITDA or Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted loss per share in addition to Adjusted EPS in assessing our earnings performance.
As a result of the Seritage and JV transactions, Adjusted EBITDA for the third quarter of 2017 and 2016 included additional rent expense of approximately $40 million and $48 million, respectively. Due to the structure of the leases, we expect that our cash rent obligations to Seritage and the joint venture partners will decline, over time, as space in these stores is recaptured. From the inception of the Seritage transaction to date, we have received recapture notices on 38 properties and also exercised our right to terminate the lease on 56 properties.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about our strategic restructuring program and anticipated results of strategic initiatives, our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our plans to market and sell a portion of our existing real estate assets, our liquidity, our ability to exercise financial flexibility as we meet our obligations and pursue possible strategic transactions, and other statements that describe the Company's plans. Whenever used, words such as "will," "expect," and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties, many of which are beyond the Company's control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Detailed descriptions of other risks relating to Sears Holdings are discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.
About Sears Holdings Corporation
Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart, as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

Sears Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		39 Weeks Ended
millions, except per share data	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
REVENUES
Merchandise sales	$2,893	$4,061	$9,820	$13,111
Services and other	767	968	2,506	2,975
Total revenues	3,660	5,029	12,326	16,086
COSTS AND EXPENSES
Cost of sales, buying and occupancy - merchandise sales	2,535	3,497	8,320	10,928
Gross margin dollars - merchandise sales	358	564	1,500	2,183
Gross margin rate - merchandise sales	12.4%	13.9%	15.3%	16.7%
Cost of sales and occupancy - services and other	423	570	1,403	1,759
Gross margin dollars - services and other	344	398	1,103	1,216
Gross margin rate - services and other	44.9%	41.1%	44.0%	40.9%
Total cost of sales, buying and occupancy	2,958	4,067	9,723	12,687
Total gross margin dollars	702	962	2,603	3,399
Total gross margin rate	19.2%	19.1%	21.1%	21.1%
Selling and administrative	1,339	1,543	3,975	4,530
Selling and administrative expense as a percentage of total revenues	36.6%	30.7%	32.2%	28.2%
Depreciation and amortization	89	91	259	278
Impairment charges	9	3	29	18
Gain on sales of assets	(316)	(51)	(1,437)	(166)
Total costs and expenses	4,079	5,653	12,549	17,347
Operating loss	(419)	(624)	(223)	(1,261)
Interest expense	(136)	(105)	(387)	(289)
Interest and investment loss	—	(8)	(14)	(25)
Loss before income taxes	(555)	(737)	(624)	(1,575)
Income tax (expense) benefit	(3)	(11)	59	(39)
NET LOSS ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS	$(558)	$(748)	$(565)	$(1,614)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO HOLDINGS' SHAREHOLDERS
Diluted loss per share	$(5.19)	$(6.99)	$(5.27)	$(15.10)
Diluted weighted average common shares outstanding	107.5	107.0	107.3	106.9

Sears Holdings Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

Amounts are Preliminary and Subject to Change

millions	October 28, 2017	October 29, 2016	January 28, 2017
ASSETS
Current assets
Cash and cash equivalents	$200	$258	$286
Restricted cash	154	—	—
Accounts receivable	378	372	466
Merchandise inventories	3,452	5,032	3,959
Prepaid expenses and other current assets	347	304	285
Total current assets	4,531	5,966	4,996
Property and equipment (net of accumulated depreciation and amortization of $2,451, $2,886 and $2,841)	1,855	2,392	2,240
Goodwill	269	269	269
Trade names and other intangible assets	1,244	1,904	1,521
Other assets	294	334	336
TOTAL ASSETS	$8,193	$10,865	$9,362
LIABILITIES
Current liabilities
Short-term borrowings	$1,061	$618	$—
Current portion of long-term debt and capitalized lease obligations	1,310	594	590
Merchandise payables	772	1,556	1,048
Other current liabilities	1,534	1,848	1,956
Unearned revenues	676	759	748
Other taxes	290	355	339
Total current liabilities	5,643	5,730	4,681
Long-term debt and capitalized lease obligations	2,032	3,087	3,573
Pension and postretirement benefits	1,641	1,997	1,750
Deferred gain on sale-leaseback	446	656	563
Sale-leaseback financing obligation	247	164	235
Other long-term liabilities	1,557	1,716	1,641
Long-term deferred tax liabilities	634	890	743
Total Liabilities	12,200	14,240	13,186
DEFICIT
Total Deficit	(4,007)	(3,375)	(3,824)
TOTAL LIABILITIES AND DEFICIT	$8,193	$10,865	$9,362

Total common shares outstanding	107.6	107.0	107.1

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 28, 2017
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$1,175	$2,485	$3,660

Total cost of sales, buying and occupancy	986	1,972	2,958
Gross margin dollars	189	513	702
Gross margin rate	16.1%	20.6%	19.2%

Selling and administrative	377	962	1,339
Selling and administrative expense as a percentage of total revenues	32.1%	38.7%	36.6%
Depreciation and amortization	19	70	89
Impairment charges	3	6	9
Gain on sales of assets	(132)	(184)	(316)
Total costs and expenses	1,253	2,826	4,079
Operating loss	$(78)	$(341)	$(419)

Number of:
Kmart Stores	510	—	510
Full-Line Stores	—	572	572
Specialty Stores	—	22	22
Total Stores	510	594	1,104

	13 Weeks Ended October 29, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$1,888	$3,141	$5,029

Total cost of sales, buying and occupancy	1,605	2,462	4,067
Gross margin dollars	283	679	962
Gross margin rate	15.0%	21.6%	19.1%

Selling and administrative	555	988	1,543
Selling and administrative expense as a percentage of total revenues	29.4%	31.5%	30.7%
Depreciation and amortization	17	74	91
Impairment charges	3	—	3
Gain on sales of assets	(30)	(21)	(51)
Total costs and expenses	2,150	3,503	5,653
Operating loss	$(262)	$(362)	$(624)

Number of:
Kmart Stores	801	—	801
Full-Line Stores	—	676	676
Specialty Stores	—	26	26
Total Stores	801	702	1,503

Sears Holdings Corporation
Segment Results
(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended October 28, 2017
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$4,143	$8,183	$12,326

Total cost of sales, buying and occupancy	3,411	6,312	9,723
Gross margin dollars	732	1,871	2,603
Gross margin rate	17.7%	22.9%	21.1%

Selling and administrative	1,092	2,883	3,975
Selling and administrative expense as a percentage of total revenues	26.4%	35.2%	32.2%
Depreciation and amortization	46	213	259
Impairment charges	11	18	29
Gain on sales of assets	(808)	(629)	(1,437)
Total costs and expenses	3,752	8,797	12,549
Operating income (loss)	$391	$(614)	$(223)

Number of:
Kmart Stores	510	—	510
Full-Line Stores	—	572	572
Specialty Stores	—	22	22
Total Stores	510	594	1,104

	39 Weeks Ended October 29, 2016
millions, except store data	Kmart	Sears Domestic	Sears Holdings
Total revenues	$6,248	$9,838	$16,086

Total cost of sales, buying and occupancy	5,100	7,587	12,687
Gross margin dollars	1,148	2,251	3,399
Gross margin rate	18.4%	22.9%	21.1%

Selling and administrative	1,597	2,933	4,530
Selling and administrative expense as a percentage of total revenues	25.6%	29.8%	28.2%
Depreciation and amortization	51	227	278
Impairment charges	7	11	18
Gain on sales of assets	(120)	(46)	(166)
Total costs and expenses	6,635	10,712	17,347
Operating loss	$(387)	$(874)	$(1,261)

Number of:
Kmart Stores	801	—	801
Full-Line Stores	—	676	676
Specialty Stores	—	26	26
Total Stores	801	702	1,503

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change
	13 Weeks Ended		39 Weeks Ended
millions	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net loss attributable to Holdings per statement of operations	$(558)	$(748)	$(565)	$(1,614)
Income tax expense (benefit)	3	11	(59)	39
Interest expense	136	105	387	289
Interest and investment loss	—	8	14	25
Operating loss	(419)	(624)	(223)	(1,261)
Depreciation and amortization	89	91	259	278
Gain on sales of assets	(316)	(51)	(1,437)	(166)
Before excluded items	(646)	(584)	(1,401)	(1,149)

Closed store reserve and severance	115	113	319	182
Pension expense	248	72	539	216
Other(1)	18	43	9	52
Amortization of deferred Seritage gain	(19)	(22)	(59)	(66)
Impairment charges	9	3	29	18
Adjusted EBITDA	$(275)	$(375)	$(564)	$(747)
(1) The 13-week period ended October 28, 2017 consisted of expenses associated with natural disasters and transaction costs associated with strategic initiatives, while the 39-week period ended October 28, 2017 consisted of items associated with legal matters, expenses associated with natural disasters and transaction costs associated with strategic initiatives. The 13- and 39- week periods ended October 29, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.
.

Sears Holdings Corporation
Adjusted EBITDA
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended
	October 28, 2017			October 29, 2016
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating loss per statement of operations	$(78)	$(341)	$(419)	$(262)	$(362)	$(624)
Depreciation and amortization	19	70	89	17	74	91
Gain on sales of assets	(132)	(184)	(316)	(30)	(21)	(51)
Before excluded items	(191)	(455)	(646)	(275)	(309)	(584)

Closed store reserve and severance	87	28	115	107	6	113
Pension expense	—	248	248	—	72	72
Other(1)	9	9	18	—	43	43
Amortization of deferred Seritage gain	(3)	(16)	(19)	(4)	(18)	(22)
Impairment charges	3	6	9	3	—	3
Adjusted EBITDA	$(95)	$(180)	$(275)	$(169)	$(206)	$(375)
% to revenues	(8.1)%	(7.2)%	(7.5)%	(9.0)%	(6.6)%	(7.5)%

	39 Weeks Ended
	October 28, 2017			October 29, 2016
millions	Kmart	Sears Domestic	Sears Holdings	Kmart	Sears Domestic	Sears Holdings
Operating income (loss) per statement of operations	$391	$(614)	$(223)	$(387)	$(874)	$(1,261)
Depreciation and amortization	46	213	259	51	227	278
Gain on sales of assets	(808)	(629)	(1,437)	(120)	(46)	(166)
Before excluded items	(371)	(1,030)	(1,401)	(456)	(693)	(1,149)

Closed store reserve and severance	189	130	319	159	23	182
Pension expense	—	539	539	—	216	216
Other(1)	(15)	24	9	8	44	52
Amortization of deferred Seritage gain	(9)	(50)	(59)	(13)	(53)	(66)
Impairment charges	11	18	29	7	11	18
Adjusted EBITDA	$(195)	$(369)	$(564)	$(295)	$(452)	$(747)
% to revenues	(4.7)%	(4.5)%	(4.6)%	(4.7)%	(4.6)%	(4.6)%
(1) The 13-week period ended October 28, 2017 consisted of expenses associated with natural disasters and transaction costs associated with strategic initiatives, while the 39-week period ended October 28, 2017 consisted of items associated with legal matters, expenses associated with natural disasters and transaction costs associated with strategic initiatives. The 13- and 39- week periods ended October 29, 2016 consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	13 Weeks Ended October 28, 2017
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$702	$—	$60	$—	$(19)	$—	$—	$743
Selling and administrative impact	1,339	(248)	(55)	—	—	(18)	—	1,018
Depreciation and amortization impact	89	—	(19)	—	—	—	—	70
Impairment charges impact	9	—	(9)	—	—	—	—	—
Gain on sales of assets impact	(316)	—	—	290	—	—	—	(26)
Operating loss impact	(419)	248	143	(290)	(19)	18	—	(319)
Income tax expense impact	(3)	(93)	(54)	109	7	(7)	212	171
After tax impact	(558)	155	89	(181)	(12)	11	212	(284)
Diluted loss per share impact	$(5.19)	$1.44	$0.83	$(1.68)	$(0.11)	$0.10	$1.97	$(2.64)
(1) Consisted of expenses associated with natural disasters and transaction costs associated with strategic initiatives.

	13 Weeks Ended October 29, 2016
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$962	$—	$38	$—	$—	$(22)	$—	$—	$978
Selling and administrative impact	1,543	(72)	(75)	—	—	—	(43)	—	1,353
Depreciation and amortization impact	91	—	(2)	—	—	—	—	—	89
Impairment charges impact	3	—	(3)	—	—	—	—	—	—
Gain on sales of assets impact	(51)	—	—	16	—	—	—	—	(35)
Operating loss impact	(624)	72	118	(16)	—	(22)	43	—	(429)
Interest and investment loss impact	(8)	—	—	—	9	—	—	—	1
Income tax expense impact	(11)	(27)	(44)	6	(3)	8	(16)	287	200
After tax impact	(748)	45	74	(10)	6	(14)	27	287	(333)
Diluted loss per share impact	$(6.99)	$0.42	$0.69	$(0.09)	$0.06	$(0.13)	$0.25	$2.68	$(3.11)
(1) Consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.

Sears Holdings Corporation
Adjusted Earnings per Share
(Unaudited)

Amounts are Preliminary and Subject to Change

	39 Weeks Ended October 28, 2017
		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sale of Trade name	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$2,603	$—	$164	$—	$—	$—	$(59)	$—	$—	$2,708
Selling and administrative impact	3,975	(539)	(155)	—	—	—	—	(9)	—	3,272
Depreciation and amortization impact	259	—	(33)	—	—	—	—	—	—	226
Impairment charges	29	—	(29)	—	—	—	—	—	—	—
Gain on sales of assets impact	(1,437)	—	—	492	794	—	—	—	—	(151)
Operating loss impact	(223)	539	381	(492)	(794)	—	(59)	9	—	(639)
Interest and investment loss impact	(14)	—	—	—	—	17	—	—	—	3
Income tax benefit impact	59	(202)	(143)	185	298	(6)	22	(3)	174	384
After tax impact	(565)	337	238	(307)	(496)	11	(37)	6	174	(639)
Diluted loss per share impact	$(5.27)	$3.14	$2.21	$(2.86)	$(4.62)	$0.10	$(0.34)	$0.06	$1.62	$(5.96)
(1) Consisted of items associated with legal matters, expenses associated with natural disasters and transaction costs associated with strategic initiatives.

	39 Weeks Ended October 29, 2016
.		Adjustments
millions, except per share data	GAAP	Pension Expense	Closed Store Reserve, Store Impairments and Severance	Gain on Sales of Assets	Mark-to-Market Adjustments	Amortization of Deferred Seritage Gain	Other(1)	Tax Matters	As Adjusted
Gross margin impact	$3,399	$—	$102	$—	$—	$(66)	$—	$—	$3,435
Selling and administrative impact	4,530	(216)	(80)	—	—	—	(52)	—	4,182
Depreciation and amortization impact	278	—	(7)	—	—	—	—	—	271
Impairment charges impact	18	—	(18)	—	—	—	—	—	—
Gain on sales of assets impact	(166)	—	—	63	—	—	—	—	(103)
Operating loss impact	(1,261)	216	207	(63)	—	(66)	52	—	(915)
Interest and investment loss impact	(25)	—	—	—	29	—	—	—	4
Income tax expense impact	(39)	(81)	(78)	24	(11)	25	(20)	630	450
After tax impact	(1,614)	135	129	(39)	18	(41)	32	630	(750)
Diluted loss per share impact	$(15.10)	$1.26	$1.21	$(0.36)	$0.17	$(0.39)	$0.30	$5.89	$(7.02)
(1) Consisted of expenses associated with legal matters, transaction costs associated with strategic initiatives and other expenses.